COMPX DECLARES REGULAR QUARTERLY DIVIDEND

DALLAS, TEXAS . . . November 3, 2009 . . . CompX International Inc. (NYSE:  CIX) announced today that its board of directors has declared CompX’s regular quarterly dividend of twelve and one-half cents ($0.125) per share on its class A and class B common stock, payable on December 22, 2009 to stockholders of record at the close of business on December 10, 2009.

CompX is a leading manufacturer of security products, furniture components and performance marine components.

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